EXHIBIT 21.1

LIST OF SUBSIDIARIES
OF
ASSOCIATED ESTATES REALTY CORPORATION

	State of	State of
Corporation	Incorporation	Formation

AERC Arbor, Inc.	Delaware
AERC Arrowhead Station, Inc.	Delaware
AERC Barrington, Inc.	Delaware
AERC Bedford Commons, Inc.	Delaware
AERC Blakeney GP, Inc.	Delaware
AERC Bradford, Inc.	Delaware
AERC Christopher Wren, Inc.	Delaware
AERC Clinton, Inc.	Delaware
AERC Crossroads GP, Inc.	Delaware
AERC Cypress Shores, Inc.	Delaware
AERC Falls Atlanta, Inc.	Delaware
AERC Georgetown, Inc.	Delaware
AERC Hampton Funding, Inc.	Delaware
AERC Hampton Point, Inc.	Delaware
AERC Heathermoor, Inc.	Delaware
AERC Kensington Grove, Inc.	Delaware
AERC Lake Forest, Inc.	Delaware
AERC Landings, Inc.	Delaware
AERC Maryland Funding, Inc.	Delaware
AERC Morgan Place, Inc.	Delaware
AERC Oaks, Inc.	Delaware
AERC of Georgia, Inc.	Ohio
AERC of Maryland, Inc.	Delaware
AERC of Virginia, Inc.	Ohio
AERC Perimeter Lakes, Inc.	Delaware
AERC Reflections, Inc.	Delaware
AERC Reflections Funding, Inc.	Delaware
AERC Saw Mill Village, Inc.	Delaware
AERC Spring, Inc.	Delaware
AERC Sterling Park, Inc.	Delaware
AERC Summer, Inc.	Delaware
AERC Westchester, Inc.	Delaware
AERC Western Reserve, Inc.	Delaware
AERC Williamsburg, Inc.	Delaware
AERC Windsor Pines, Inc.	Delaware
AFMC, Inc.	Florida
Associated Estates Management Company	Ohio
Construction Distributors, Inc.	Ohio
Cove at the Landings Lake Association, Inc.	Florida
Merit Enterprises, Inc.	Ohio
MIG II Realty Advisors, Inc.	Ohio

Exhibit 21.1 - Page 1

SUBSIDIARY LIMITED LIABILITY COMPANIES

	State of	State of
LLC	Incorporation	Formation

AERC 1160 Hammond, LLC		Delaware
AERC 2140 Medical District, LLC		Delaware
AERC 7001 Arlington Road, LLC		Delaware
AERC Arbor Landings, LLC		Delaware
AERC Ashborough, LLC		Delaware
AERC Avon, LLC		Delaware
AERC Belvedere, LLC		Delaware
AERC Bethesda JV, LLC		Delaware
AERC Bradford St. Andrews, LLC		Delaware
AERC Bristol Germantown JV, LLC		Delaware
AERC Clinton Place, LLC		Delaware
AERC Courtney Chase, LLC		Delaware
AERC Desmond's Tower, LLC		Delaware
AERC Doral West, LLC		Delaware
AERC DPF Georgia Ventures, LLC		Delaware
AERC DPF Phase I, LLC		Delaware
AERC DPF Phase II, LLC		Delaware
AERC Georgetown Park, LLC		Delaware
AERC HP Merger, LLC		Delaware
AERC Landings at Preserve, LLC		Delaware
AERC Oaks Hampton, LLC		Delaware
AERC of Indiana, LLC		Indiana
AERC of Michigan, LLC		Ohio
AERC of Texas, LLC		Delaware
AERC Renaissance, LLC		Delaware
AERC Rienzi, LLC		Delaware
AERC River Forest, LLC		Delaware
AERC Riverside Station, LLC		Delaware
AERC San Raphael, LLC		Delaware
AERC Spring Valley, LLC		Delaware
AERC Steeplechase, LLC		Delaware
AERC Summer Ridge, LLC		Delaware
AERC Turtle Creek, LLC		Delaware
AERC Vienna Metro, LLC		Delaware
AERC Waterstone, LLC		Delaware
AERC Wellington, LLC		Delaware
AERC Westwind, LLC		Delaware
AERC White River, LLC		Delaware
Bristol at Ghent, LLC		Delaware
Buckhead AERC, LLC		Delaware
GC Acquisition I LLC		Ohio
Sandler at Alta Lago, LLC		Virginia

Exhibit 21.1 - Page 2

SUBSIDIARY PARTNERSHIPS

	State of	State of
Subsidiary Partnership	Incorporation	Formation

AEC/Pines Development, Ltd.		Florida
AERC Alpha Mill Lane, L.P.		NC
AERC Arboretum, L.P.		NC
AERC Blakeney, L.P.		NC
AERC Crossroads, L.P.		NC
AERC Lofts Lakeside, L.P.		NC
AERC of NC, L.P.		NC
AERC St. Mary's L.P.		NC
AERC Southpoint, L.P.		NC

SUBSIDIARY JOINT VENTURES

	State of	State of
Joint Venture	Incorporation	Formation

AERC 8th and Harrison, LLC		Delaware
AERC Legendary JV, LLC		California

Exhibit 21.1 - Page 3